Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in this Registration Statement of NovaDel Pharma Inc. (the "Company") on Form S-8 of our report dated September 8, 2003 on the financial statements of the Company for the year ended July 31, 2003. We also consent to the reference to our firm under the caption "Experts" included in the Registration Statement.

/s/ Wiss & Company, LLP
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Wiss & Company, LLP

Livingston, New Jersey
June 16, 2004